No.: _____________

                                  Name of Subscriber: __________________________

                                 FUELNATION INC.
                             SUBSCRIPTION AGREEMENT
                          FOR SHARES OF PREFERRED STOCK

Dear Sirs:

1.1 Subscription. I hereby subscribe for and agree to purchase Shares of Series A Convertible Preferred Stock (the "Shares") as defined in the Summary of Terms ("Term Sheet") of FUELNATION INC., a Florida corporation (the "Corporation"), in the amount of $1,000.00 per Share on the terms and conditions described therein relating to the offering.

1.2 Purchase.

     (a) I hereby tender to the Corporation a check payable to the order of "FuelNation Inc." in an amount set forth inss.1.1 above and deliver the check and this Subscription Agreement to FuelNation Inc. whose address is 4121 SW 47th Avenue Suite 1301, Davie, Florida 33314.

     (b) The offering will continue until the earlier of the Closing (as defined in ss.1.4) or January 31, 2004, although management may extend it to any later date or dates in its sole discretion (the "Termination Date"). The Company may terminate this Offering at any time without notice, regardless of the number of Shares then sold. Any subscriptions and related subscription funds not accepted as of the date of termination of the Offering will be returned to investors without interest and without deduction.

     (c) This offering is being conducted by the Corporation on a "best efforts" basis with a maximum of 30,000 Shares to be sold. All proceeds will be paid to the Corporation on the Closing Date as defined in ss.1.4 herein and provided the three (3) day rescission period has expired.

1.3 Acceptance or Rejection of Subscription.

     (a) I understand and agree that the Corporation reserves the right to reject this subscription for the Shares, in whole or in part and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription, if in its judgment it deems such action to be in the best interests of the Corporation; and

     (b) In the event of rejection of this subscription, my subscription payment shall be promptly returned to me without deduction and without interest and this Subscription Agreement shall have no force or effect. In the event my subscription is accepted, the funds specified above shall be deposited by the Corporation and the Shares shall be promptly delivered to me at the Closing.

1.4 Closing. The Closing of this offering will occur after the sale of a minimum of 10,000 Shares prior to the Termination Date, and thereafter proceeds from the Shares shall be immediately available for use by the Corporation. The Shares subscribed for herein shall not be deemed issued to or owned by me until this Subscription Agreement has been executed by me and countersigned by the Corporation and a Closing has occurred.

2.1 Disclosure. Because this offering is limited to accredited investors in reliance upon exemptions contained in the Securities Act of 1933 ("Securities Act") and Rule 506 promulgated thereunder and applicable state securities laws, the Shares are being sold without registration under the Securities Act. Accordingly, the Corporation is offering the Shares utilizing the Term Sheet. I acknowledge receipt of the Term Sheet and have reviewed or had reasonable access to all exhibits listed therein for my inspection.

3.1 Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with the Corporation as follows:

     (a) I have not received any general solicitation or general advertising regarding the purchase of the Shares;

     (b) I have determined that the purchase of the Shares of the Corporation is a suitable investment for me;

     (c) I understand that the offer and sale of the Shares is being made by means of this Subscription Agreement and the Term Sheet and the documents annexed as exhibits to the Term Sheet, and I am aware of the high degree of risk associated with an investment in the Shares. Among other things, I have reviewed the risk factors contained in the Term Sheet;

     (d) I acknowledge and am aware that there is no assurance as to the future performance of the Corporation;

     (e) I am purchasing the Shares for my own account for investment, and not with a view to or for sale in connection with the distribution of the Shares or with any present intention of selling or otherwise disposing of all or any part of the Shares. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. I understand that the Corporation is under no obligation to register the Shares on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws;

     (f) I have the financial ability to bear the economic risk of my investment in the Corporation (including its possible total loss), have adequate means for providing for my current needs and personal contingencies and have no need for liquidity with respect to my investment in the Corporation;

     (g) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Corporation to evaluate the merits and risks of an investment in the Corporation. I have utilized a purchaser representative in connection with evaluating such merits and risks, and such person has sufficient knowledge or and authority to make such investments as set forth in writing and attached to this Subscription Agreement, and I am familiar with and understand the terms of this offering;

     (h)  I have:

          (i) been furnished the Term Sheet and the exhibits thereto and any other documents I have requested, have carefully read the Term Sheet and understand and have evaluated the risks of a purchase of Shares, including the risks set forth in the Term Sheet and the information contained in the Term Sheet which is all of the information provided by the Corporation. Any additional information upon which I have relied upon has been obtained through my own efforts and due diligence;

          (ii) been provided an opportunity to obtain any additional information concerning the offering, the Corporation and all other information to the extent the Corporation possesses such information or can acquire it without unreasonable effort or expense; and

          (iii) been given the opportunity to ask questions of, and receive answers from, the Corporation concerning the terms and conditions of the offering and other matters pertaining to this investment. In addition, as required by ss.517.061(11)(a)(3), Florida Statutes and by Rule 3E-500.005(5) thereunder, I may have, at the offices of the Corporation, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Corporation can obtain without unreasonable effort or expense.

     (i) Any investigations required in making my decision have been made solely by me;

     (j) If the undersigned is a corporation, limited partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Corporation and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

     (k) No representations or warranties of any kind have been made to the undersigned by the Corporation or any officer, employee, agent or affiliate of it; and

     (l) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable state laws including the three day rescission rights provided under Florida law, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability;

3.2 Investor Representations and Warranties Concerning Accredited Investor Status. I represent and warrant that I am an Accredited Investor and I deliver with this Agreement signed by me under penalties of perjury attesting to my status as an Accredited Investor, a copy of which is attached hereto. I represent that I am (check each applicable condition):

          ____ (i) a bank;

          ____ (ii) a savings and loan association;

          ____ (iii) a broker-dealer registered under the Securities Exchange
               Act of 1934;

          ____ (iv) an insurance company;

          ____ (v) a natural person whose individual net worth, or joint net worth together with such person's spouse, exceeds $1,000,000 at the time of purchase;

          ____ (vi) an individual who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

          ____ (vii) an investment company registered under the Investment
               Company Act of 1940, as amended (the "1940 Act");

          ____ (viii) a business development company, as defined in Section
               2(a)(48) of the 1940 Act;

          ____ (ix) a Small Business Investment Company;

          ____ (x) an employee benefit plan (other than a participant-directed plan), established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000;

          ____ (xi) an employee benefit plan (other than a participant-directed plan) within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") if either (a) the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is a bank, savings and loan association, insurance company, or registered investment adviser, or (b) the employee benefit plan has assets in excess of $5,000,000;

          ____ (xii) an IRA or self-directed employee benefit plan established for the benefit of one individual who is an accredited investor based on (v) or (vi) above;

          ____ (xiii) a participant-directed employee benefit plan other than one described in the preceding Item (additional information may be required; please contact the General Partner);

          ____ (xiv) a private business development company, as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940;

          ____ (xv) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), not formed for the specific purpose of acquiring the Shares, and which has total assets in excess of $5,000,000;

          ____ (xvi) a corporation, Delaware or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          ____ (xvii) a trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Company;

          ____ (xviii) a revocable trust with a single grantor who is an individual who is an accredited investor based on (v) or (vi) above;

          ____ (xix) an entity in which each equity owner is an accredited investor based on (i) through (xviii) above;

4. Indemnification. I hereby agree to indemnify and hold harmless the Corporation and officers, directors, shareholders, and employees, agents and attorneys for said entities against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement made by me and contained herein.

5. Arbitration. Any controversy, dispute or claim between the undersigned and the Corporation arising out of or relating to my acquisition of Shares, this Subscription Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location) before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

6. Severability. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

7. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

8. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

9. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees by Federal Express or similar receipted delivery, or by facsimile delivery, as follows:

         Subscriber:                            At the address set forth
                                                in the signature block below

         Corporation:                           FUELNATION INC.
                                                4121 SW 47th Avenue Suite 1301
                                                Davie, Florida 33314

         With a Copy To:                        Sachs Sax Klein
                                                301 Yamato Road
                                                Suite 4150
                                                Boca Raton, Florida 33431

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, the date of delivery.

10. Governing Law. This Subscription Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida.

11. Oral Evidence. This Subscription Agreement constitutes the entire Subscription Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

12. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Subscription Agreement.

13. Survival of Representations, Shares and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and payment for, the Shares.

14. Acceptance of Subscription. The Corporation may accept this Subscription Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

Number of Shares: ______________________        $____________________


Individual Investors


______________________               ___________________________________________
Social Security Number                             Print Name of Investor


                                     ___________________________________________
                                                   Signature of Investor


                                     ___________________________________________
                                                   Number and Street


                                     ___________________________________________
                                                   City, State, Zip Code

Manner in which Shares are to be held:

____     Individual Ownership
____     Tenants-in-Common
____     Joint Tenant With Right of Survivorship
____     Community Property
____     Separate Property
____     Partnership
____     Trust
____     Corporation
____     Other (please indicate)

Corporate or Other Entity

_______________________                _________________________________________
Federal ID Number                              Print Name of Investor

                                    By:_________________________________________

                                        Signature, Title


                                     ___________________________________________
                                                   Number and Street


                                     ___________________________________________
                                                   City, State, Zip Code

DATED: _____________ , 2003

     By signing below the undersigned accepts the foregoing subscription and agrees to be bound by its terms.

FUELNATION INC., a Florida Corporation


By: ________________________________
         Signature, Title